UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014
____________________
ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35140 (Commission File Number)	94-3288780 (IRS Employer Identification Number)

4155 Hopyard Road, Suite 200
Pleasanton, California 94588
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (925) 227-7000
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Management Changes
On January 5, 2015 (the “Effective Date”), Ellie Mae, Inc., a Delaware corporation (the “Company”), announced that, effective February 1, 2015, Mr. Sigmund Anderman will transition from Chief Executive Officer of the Company to Executive Chairman and Mr. Jonathan H. Corr will assume the role of President and Chief Executive Officer and will join the Board of Directors of the Company as a Class III director until the Company's 2017 Annual Meeting of Stockholders. A copy of the press release regarding the management changes is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Mr. Corr has served as the Company’s Chief Operating Officer since November 2011 and the Company’s President since February 2013. Mr. Corr served as the Company’s Executive Vice President and Chief Strategy Officer from November 2009 to November 2011, as Chief Strategy Officer from August 2005 to November 2009 and as the Company’s Senior Vice President of Product Management from October 2002 to August 2005. Prior to joining the Company, from October 2001 to August 2002, Mr. Corr served as Vice President, Product Strategy at PeopleSoft, Inc. From May 1998 to August 2001, Mr. Corr served in various positions at Kana/Broadbase Software/Rubric, a number of software companies that combined through acquisition, most recently as Vice President of Product Management. From July 1997 to May 1998, Mr. Corr served as Senior Product Manager of Netscape Communications Corporation. Mr. Corr holds a Bachelor of Science degree in Engineering from Columbia University and a Master of Business Administration degree from Stanford University.
In connection with the management changes, the Company entered into a Fourth Amended and Restated Employment Agreement with Mr. Anderman (the “Anderman Employment Agreement”) and an Employment Agreement with Mr. Corr (the “Corr Employment Agreement”), each of which supersedes all prior agreements regarding the employment of the executives. Mr. Corr will not receive separate compensation for his service on the Board of Directors.
Anderman Employment Agreement and Transition Equity Grant
The Anderman Employment Agreement provides for the terms of Mr. Anderman’s service as Executive Chairman through December 31, 2019 (the “Termination Date”), and provides for Mr. Anderman to be paid a base salary of $410,000 for 2015 that is automatically reduced on January 1 each year by approximately 10% until it reaches $247,000 in 2019. The Anderman Employment Agreement also provides Mr. Anderman with a target bonus of 100% of his base salary, which will be determined entirely based upon the corporate goals established for other senior executive officers of the Company. Mr. Anderman is also entitled to participate in the same benefit plans as other senior executive officers of the Company, and the Company will continue to maintain a $2,000,000 life insurance policy for the benefit of Mr. Anderman as well as continue to provide premium payments for any other life insurance policies maintained by the Company for the benefit of Mr. Anderman. In addition, the Company will reimburse Mr. Anderman for reasonable travel, entertainment and other expenses incurred by Mr. Anderman in furtherance of his duties to the Company.
In connection with Mr. Anderman’s transition to Executive Chairman, on December 31, 2014 the Company granted Mr. Anderman an option to purchase shares of Company common stock and performance-vesting restricted stock units, each having a grant date fair value of approximately $1,500,000. In accordance with the Anderman Employment Agreement, on the Effective Date, Mr. Anderman was granted an option to purchase shares of Company common stock and performance-vesting restricted stock units, each having a grant date fair value of approximately $1,400,000. The Anderman Employment Agreement provides for Mr. Anderman to be granted options having grant values of $400,000, $300,000, $200,000 and $160,000 in 2016, 2017, 2018 and 2019, respectively, and performance-vesting restricted stock units having grant values of $400,000, $300,000, $200,000 and $160,000 in 2016, 2017, 2018 and 2019, respectively. Each of the options will have a four-year, employment-based vesting schedule, and each of the restricted stock unit awards will vest based upon the achievement of the corporate goals used for the senior executive bonus program and continued employment. The number of shares issuable under the restricted stock unit awards will increase or decrease based on overachievement or underachievement, respectively, of the corporate performance goals.

Under the Anderman Employment Agreement, if Mr. Anderman is terminated by the Company without cause (as defined in the Anderman Employment Agreement) or experiences a constructive termination (as defined in the Anderman Employment Agreement), then Mr. Anderman is entitled to receive a cash lump sum payment of the lesser of 36 months of base salary and target bonus or the amount of base salary and target bonus Mr. Anderman would have been entitled to had he continued to serve as Executive Chairman through the Termination Date, reimbursement or payment of COBRA premiums for up to 36 months, full vesting acceleration of all outstanding stock options and other equity awards and each stock option will remain exercisable for its full term. If Mr. Anderman dies, becomes permanently disabled or continues to serve as Executive Chairman through the Termination Date, then the vesting of each stock option and other equity award will fully accelerate and each stock option will remain exercisable for its full term. In order to receive any severance benefits, Mr. Anderman must provide a timely general release of claims against the Company.
Corr Employment Agreement
The Corr Employment Agreement provides for the terms of Mr. Corr’s service as President and Chief Executive Officer of the Company, and provides for Mr. Corr to be paid a base salary of $375,000 and to be granted equity awards having a grant value of $1,800,000 during 2015. The Corr Employment Agreement also provides for Mr. Corr to be eligible for a target bonus and to participate in the same benefit plans as other senior executive officers of the Company. In addition, the Company will reimburse Mr. Corr for reasonable travel, entertainment and other expenses incurred by Mr. Corr in furtherance of his duties to the Company, and the Company will continue to maintain a $1,000,000 life insurance policy for the benefit of Mr. Corr as well as continue to provide premium payments for any other life insurance policies maintained by the Company for the benefit of Mr. Corr.
Under the Corr Employment Agreement, if Mr. Corr is terminated by the Company without cause (as defined in the Corr Employment Agreement) or experiences a constructive termination (as defined in the Corr Employment Agreement), then Mr. Corr is entitled to receive a cash lump sum payment of 24 months of base salary, reimbursement or payment of COBRA premiums for up to 24 months, and, if the termination occurs within 24 months after a change in control (as defined in the Corr Employment Agreement), full vesting acceleration of all outstanding stock options and other equity awards and each stock option will remain exercisable for its full term. If Mr. Corr dies or becomes permanently disabled, then the vesting of each stock option and other equity award will fully accelerate. In order to receive any severance benefits, Mr. Corr must provide a timely general release of claims against the Company.
The preceding descriptions of the Anderman Employment Agreement and the Corr Employment Agreement are intended only as a summary and are qualified in their entirety by reference to the full terms of such agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.
Reference is made to the Exhibit Index attached hereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2015	ELLIE MAE, INC.

By: /s/ Edgar A. Luce
Name: Edgar A. Luce
Title: EVP and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amended and Restated Employment Agreement, dated January 5, 2015, between Ellie Mae, Inc. and Sigmund Anderman.
10.2	Employment Agreement, dated January 5, 2015, between Ellie Mae, Inc. and Jonathan H. Corr.
99.1	Press Release dated January 5, 2015.